UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Multi-Tranche Private Placement

On May 15, 2023, Venus Concept Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “Investors”). Under the Stock Purchase Agreement, the Company may issue and sell to the Investors up to $9,000,000 in shares of newly-created senior convertible preferred stock, par value $0.0001 per share (the “Senior Preferred Stock”), in multiple tranches from time to time until December 31, 2025, subject to a minimum aggregate purchase amount of $500,000 in each tranche (the “Private Placement”). Other than the Initial Placement (as defined below), sales of Senior Preferred Stock in the Private Placement are purely discretionary and must be approved by both the Company and the Investors.

The purchase price for each share of Senior Preferred Stock floats at a price equal to the product of (a) the lower of (i) the closing price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), on the trading day immediately preceding the applicable closing date and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the applicable closing date, multiplied by (b) two (the “Purchase Price”). The Senior Preferred Stock is convertible into shares of Common Stock on a 1-for-2.6667 basis at the option of (x) the Investors at any time or (y) the Company within 30 days following the occurrence of specified trigger events. The terms of the Senior Preferred Stock are further described below under Item 5.03 of this Current Report on Form 8‑K.

The initial sale in the Private Placement occurred on May 15, 2023, under which the Company sold the Investors 280,899 shares of Senior Preferred Stock for an aggregate purchase price of $2,000,000 (the “Initial Placement”). The Company expects to use the proceeds of the Initial Placement, after the payment of transaction expenses, for general working capital purposes.

Subject to the terms and conditions of the Stock Purchase Agreement, the Company is required, upon the request of the Purchasers, to call one or more shareholder meetings for the purpose of eliminating any limitations on the convertibility of the Senior Preferred Stock imposed by the rules and regulations of the Nasdaq Capital Market. On May 15, 2023, the Company secured agreements from certain of its investors, currently holding an aggregate of 59.2% of the Company’s voting securities, to vote their shares in favor of eliminating any such limitations at any shareholder meeting called for such purpose.

Contemporaneously with the execution of the Stock Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated May 15, 2023 (the “Registration Rights Agreement”), under which the Company is required to file one or more demand shelf registration statements with respect to the shares of Common Stock issuable upon conversion of Senior Preferred Stock that has been sold under the Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company must file a registration statement for the offer and resale of the Common Stock underlying the Senior Preferred Stock then issued no later than July 15, 2023, and cause to be declared by the U.S. Securities and Exchange Commission (the “SEC”) as promptly as possible thereafter, but in no event later than 90 days thereafter.

The shares of Senior Preferred Stock issued or issuable by the Company under the Stock Purchase Agreement, as well as the shares of Common Stock issuable upon conversion of the Senior Preferred Stock, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied on, and will rely on, the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the SEC, and on similar exemptions under applicable state laws.

The Stock Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the such agreements; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on such representations, warranties, and covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Company.

The foregoing descriptions of the Stock Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03	Amendment to Articles of Incorporation of Company or Bylaws; Change in Fiscal Year.

Certificate of Elimination of Nonvoting Preferred Stock

On May 15, 2023, the Company filed with the Delaware Secretary of State a Certificate of Elimination (the Certificate of Elimination”) with respect to the Company’s nonvoting convertible preferred stock (the “Nonvoting Preferred Stock”). All shares of Nonvoting Preferred Stock were previously converted into Common Stock, and thus no such shares are outstanding, nor will any such shares be issued in the future.  Accordingly, the Company filed the Certificate of Elimination to eliminate the Nonvoting Preferred Stock from the Company’s authorized capital, thereby returning such shares to the status of authorized but unissued shares of “blank check” preferred stock of the Company.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1.

Certificate of Designations of Senior Preferred Stock

On May 15, 2023, the Company filed with the Delaware Secretary of State a Certificate of Designations of with respect to the Senior Preferred Stock (the “Certificate of Designations”), thereby creating the Senior Preferred Stock.

The Certificate of Designations authorizes the issuance of up to 3,000,000 shares of Senior Preferred Stock. The Senior Preferred Stock is convertible into shares of Common Stock on a 1-for-2.6667 basis at the option of (a) the Investors at any time or (b) the Company within 30 days following the date on which the 30-day volume-weighted average price of the Common Stock exceeds the product of (i) the Purchase Price for the shares of Senior Preferred Stock sought to be converted, multiplied by (ii) 2.75. In addition, the Certificate of Designations provides that, while the Senior Preferred Stock is outstanding but not later than December 31, 2025, the holders of Senior Preferred Stock, which includes the Investors and any of their affiliates holding shares of Senior Preferred Stock, have the right to exchange their shares of Senior Preferred Stock under certain conditions if the Company issues or sells other securities that such holders of Senior Preferred Stock reasonably believe contain more favorable terms, taken as a whole.

Each share of Senior Preferred Stock carries a liquidation preference, senior to the Common Stock and the Company’s voting convertible preferred stock, par value $0.0001 per share (“Junior Preferred Stock”), in an amount equal to the product of the Purchase Price for such share, multiplied by 2.50. Each share of Senior Preferred Stock is entitled to participate in dividends and other non-liquidating distributions (if, as and when declared by the Board of Directors of the Company) on an as-converted basis, pari passu with the Common Stock and Junior Preferred Stock.

The Senior Preferred Stock is non-voting; provided, however, that as long as any shares of Senior Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Senior Preferred Stock, (a) increase the authorized number of shares of Senior Preferred Stock; (b) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with, or significantly and adversely affect, the powers, rights or preferences of the Senior Preferred Stock designated hereunder; (c) amend the certificate of incorporation or bylaws of the Company, if such amendment would significantly and adversely alter, change or affect the powers, preferences or rights of the holders; (d) redeem, repurchase or declare or pay any dividend or other distribution on the Company’s capital stock, subject to certain customary exceptions; or (e) amend or waive any provision of the Certificate of Designations applicable to the holders or the Senior Preferred.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed herewith as Exhibit 3.2.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2023, the Company issued a press release regarding the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, readers can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about the expecting timing of the initial closing of the sale of Senior Preferred Stock and whether or not any subsequent sales of the Senior Preferred Stock will occur. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. As a result, any or all of the Company’s forward-looking statements in this Current Report on Form 8-K may turn out to be inaccurate. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in the Company’s Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of Nonvoting Convertible Preferred Stock
3.2	Certificate of Designations of Senior Convertible Preferred Stock
10.1	Stock Purchase Agreement, dated May 15, 2023, by and among Venus Concept Inc., EW Healthcare Partners, L.P. and EW Healthcare Partners-A L.P.
10.2	Registration Rights Agreement, dated May 15, 2023, by and among Venus Concept Inc., EW Healthcare Partners, L.P. and EW Healthcare Partners-A L.P.
99.1	Press release dated May 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: May 15, 2023	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer